UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2015

MABVAX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-31265	93-0987903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11588 Sorrento Valley Rd., Suite 20
San Diego, CA 92121
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 259-9405

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

As previously disclosed, MabVax Therapeutics Holdings, Inc. (the “Company”) entered into an escrow deposit agreement dated April 14, 2015, as amended June 22, 2015 (the “Escrow Agreement”) with Signature Bank N.A. (“Signature Bank”) and OPKO Health, Inc., an investor that subscribed for units in the Company’s private placement of its securities (“OPKO”). Pursuant to the Escrow Agreement, subscriptions of OPKO and Frost Gamma Investments Trust, another investor, totaling $3.5 million (the “Escrow Funds”), were deposited into and held at Signature Bank as Escrow Funds.

On June 30, 2015, the Company and OPKO entered into a letter agreement (the “Agreement”) pursuant to which the Company granted OPKO the right, but not the obligation, until June 30, 2016, to nominate and appoint up to two additional members of the Company’s board of directors, or to approve the person(s) nominated by the Company pursuant to this Agreement in consideration for the release of the Escrow Funds. The nominees will be subject to satisfaction of standard corporate governance practices and any applicable national securities exchange requirements. Upon approval of OPKO, the Escrow Funds were released to the Company on June 30, 2015.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

Item 8.01                      Other Events.

On July 1, 2015, the Company issued a press release announcing the release of the Escrow Funds. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Letter Agreement, dated June 30, 2015, by and between the Company and OPKO
99.1	Press Release, dated July 1, 2015, issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MABVAX THERAPEUTICS HOLDINGS, INC.

Dated: July 1, 2015	/s/ J. David Hansen
J. David Hansen
President and Chief Executive Officer